Exhibit 21


                          SUBSIDIARIES


The following table lists current subsidiaries of the Company whose results are included in the Company's combined financial statements. The list of subsidiaries does not include certain subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary of the Company.



                                                 Jurisdiction
Name of Company                                 of Incorporation
---------------                                 ----------------

Beckman Instruments (Australia) Pty. Ltd.         Australia
Beckman Instruments (Naguabo) Inc.                California
Hybritech Incorporated                            California

Beckman Instruments (Canada) Inc.                 Canada
SmithKline Diagnostics, Inc.                      Delaware
Beckman Instruments (United Kingdom) Ltd.         England

Beckman Instruments France S.A.                   France
Beckman Instruments G.m.b.H.                      Germany
Beckman Eurocenter S.A.                           Germany

Beckman Instruments (Hong Kong) Ltd.              Hong Kong
Beckman Analytical S.p.A.                         Italy
Beckman Instruments (Japan) Ltd.                  Japan

Beckman Instruments (Ireland) Inc.                Panama
Beckman Instruments Espana S.A.                   Spain
Beckman Instruments International S.A.            Switzerland